UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VERSANT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

February 28, 2007

To Our Shareholders:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Versant Corporation to be held at Versant’s executive offices at 6539 Dumbarton Circle, Fremont, California 94555 USA, on Monday, April 23, 2007, at 10:00 a.m. Pacific Standard Time.

The matters expected to be acted upon at the meeting are described in detail in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement.

It is important that you use this opportunity to take part in Versant’s affairs by voting on the business to come before this meeting. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,
/s/ JOCHEN WITTE
Jochen Witte
Chief Executive Officer and President

VERSANT CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 23, 2007 at 10:00 a.m. Pacific Standard Time

To the Shareholders of Versant Corporation:

NOTICE IS HEREBY  GIVEN that the 2007 Annual Meeting of Shareholders of Versant Corporation, a California corporation (“Versant” or the “Company”), will be held on Monday, April 23, 2007, at 10:00 a.m., local time, at Versant’s principal executive offices at 6539 Dumbarton Circle, Fremont, California 94555 for the following purposes:

1.                To elect five directors of the Company, each to serve until the next Annual Meeting of Shareholders and until his successor has been duly elected and qualified or until his earlier resignation or removal. The Company’s Board of Directors intends to present the following nominees for election as directors at the meeting:

Uday Bellary
William Henry Delevati
Herbert May
Jochen Witte
Bernhard Woebker

2.                To approve an amendment to the Company’s 2005 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance under the plan from 44,743 shares to 94,743 shares, an increase of 50,000 shares.

3.                To approve an amendment to the Company’s 2005 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the plan from 455,685 to 655,685 shares, an increase of 200,000 shares.

4.                To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2007; and

5.                To transact such other business as may properly come before the meeting or any adjournment of the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on February 23, 2007 are entitled to notice of and to vote at the meeting or any adjournment thereof.

All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THE SHAREHOLDER HAS RETURNED A PROXY.

By order of the Board of Directors
/s/ JOCHEN WITTE
Jochen Witte
Chief Executive Officer and President
Fremont, California February 28, 2007

YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE
REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE MEETING.

VERSANT CORPORATION

PROXY STATEMENT
FOR THE
2007 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

Date, Time and Place of the Meeting

The enclosed Proxy is solicited on behalf of the board of directors (the “Board” or “Board of Directors”) of Versant Corporation, a California corporation (“Versant” or the “Company”), for use at Versant’s Annual Meeting of Shareholders to be held on Monday, April 23, 2007, at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Versant’s principal executive offices at 6539 Dumbarton Circle, Fremont, California 94555. The telephone number at that location is (510) 789-1500.

This Proxy Statement, the enclosed form of Proxy, and the Company’s Annual Report to Shareholders for the fiscal year ended October 31, 2006 were first mailed or delivered to shareholders on or about March 9, 2007.

Record Date, Outstanding Shares and Quorum

Holders of record of the Company’s Common Stock at the close of business on February 23, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 3,612,149 shares of Common Stock outstanding and entitled to vote. The presence at the Annual Meeting in person or by proxy of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting.

Voting Rights; Required Vote

Holders of Common Stock are entitled to one vote for each outstanding share held as of the Record Date; except that, subject to certain conditions, each shareholder may potentially be entitled to cumulative voting rights with respect to the vote on the election of the Board as explained below.

In the event that a broker, bank, custodian, nominee or other record holder of the Company’s Common Stock indicates on a Proxy that it does not have discretionary authority to vote certain shares on a particular matter (a “broker non-vote”), then those shares will not be considered entitled to vote with respect to that matter, although they will be counted in determining the presence of a quorum.

Under Proposal No. 1, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting that are voted on the election of directors. With respect to the election of directors, each shareholder may potentially be entitled to exercise cumulative voting rights—which entitle a shareholder to cast a number of votes equal to the product obtained by multiplying the number of shares of Common Stock held by such shareholder on the Record Date by the number of directors to be elected (five). Under cumulative voting, a shareholder may cast all these votes for a single candidate or may distribute the shareholder’s votes on the same principle among any or all of the candidates for election to the Board as the shareholder sees fit. However, no shareholder will be entitled to cumulate votes for any candidate unless that candidate’s name has been placed in nomination prior to the voting at the Annual Meeting and the shareholder, or any other shareholder, has given notice at the Annual Meeting, prior to the voting, of an intention to cumulate such shareholder’s votes. If any one shareholder has given such notice, then all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Company’s Board if any shareholder gives notice of such shareholder’s intention to exercise the right to cumulative voting as described above. In that event, the holders of Proxies solicited by this Proxy Statement may allocate the votes represented by Proxies held by such holders among the nominees of the Board as determined in the Proxy holders’ sole discretion and the Board will instruct the Proxy holders to vote all shares represented by Proxies in a manner that will result in the approval of the maximum number of directors from the nominees selected by the Board that may be elected with the votes held by the Proxy holders.

Approval of Proposal No. 2 (regarding approval of an amendment to the Company’s 2005 Employee Stock Purchase Plan), Proposal No. 3 (regarding approval of an amendment to the Company’s 2005 Equity Incentive Plan) and Proposal No. 4 (regarding ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s 2007 fiscal year) each require the affirmative vote of a majority of the shares of Common Stock entitled to vote that are present in person or represented by proxy at the Annual Meeting and voting on the proposal, which affirmative votes must also constitute at least a majority of the required quorum.

Abstentions and broker non-votes will have no impact on the election of directors to the Board since they are not cast in favor of any nominee. Neither an abstention nor a broker non-vote will be counted as a vote “for” or “against” Proposals Nos. 2 through 4. However, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

The inspector of elections appointed for the Annual Meeting will tabulate all votes. Approval of each of the Company’s proposals requires that a quorum be present at the Annual Meeting.

If the beneficial owner of shares that are held of record by a broker does not give instructions to the broker as to how to vote the shares, the broker has authority under stock market rules to vote those shares “for” or “against” routine matters, such as Proposal No.1 (regarding election of directors) and Proposal No.4 (regarding ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm). Where a matter is not considered routine, such as Proposals No. 2 (to approve the amendment of the 2005 Employee Stock Purchase Plan) and Proposal No. 3 (to approve the amendment of the Company’s 2005 Equity Incentive Plan), the shares held by the broker will not be voted without specific instruction from the beneficial holder of the shares.

Solicitation and Voting of Proxies

When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If a shareholder returns a valid Proxy in the form accompanying this Proxy Statement but does not provide instructions on the proxy card as to how its shares shall be voted with respect to any particular proposal or proposals to be voted on at the Annual Meeting, then all the shares represented by such returned Proxy will be voted in favor of each such proposal or proposals. Therefore, if such a shareholder returned such a valid Proxy but provided no instructions on how such shareholder’s shares are to be voted on any proposal at the Annual Meeting, then all the shares represented by such returned Proxy will be voted (1) “FOR” the election to the board of directors of each of the nominees selected by the Board of Directors, (2) “FOR” the amendment of the Company’s 2005 Employee Stock Purchase Plan, (3) “FOR” the amendment of the Company’s 2005 Equity Incentive Plan, (4) “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s registered public accounting firm, and (5), at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting) and any adjournment of the Annual Meeting. If cumulative voting rights are exercised with respect to the election of directors at the Annual Meeting, then the holders of properly executed and returned proxies will be entitled to cumulate and allocate the votes represented by Proxies held by such holders in a manner that will result in the approval of the maximum number of directors from the nominees selected by the Board as described above.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as Proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of Proxies. Any such adjournment would require the affirmative vote of the majority of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote.

The Company’s Board of Directors is soliciting the proxy included with this Proxy Statement for use at the Annual Meeting. The Company will pay the expenses of soliciting the proxies solicited by the Company to be voted at the Annual Meeting. Following the original mailing of the Proxies and other soliciting materials, the Company will request that those brokers, custodians, nominees and other record holders of the Company’s Common Stock forward copies of the proxy cards and other soliciting materials to persons for whom they hold shares and request authority for the exercise of Proxies. In such cases, the Company, upon the request of such record holders, will reimburse such record holders for their reasonable expenses in doing so. Following the original mailing of this Proxy Statement, the Proxies and other soliciting materials, proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, in person or by telephone, electronic means or mail. The Company has also engaged Mellon Investor Services to assist the Company in soliciting proxies to be voted at the Annual Meeting for a fee of approximately $8,500 plus certain out-of-pocket and variable charges that may be incurred in the Company’s discretion.

Revocability of Proxies

Any person signing and returning a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the Proxy. A Proxy may be revoked (1) by a writing delivered to the Secretary of the Company signed by the person who signed the Proxy and stating that the Proxy is revoked, (2) by a subsequent Proxy that is signed by the person who signed the earlier Proxy and is presented at the Annual Meeting, or (3) by attendance at the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy). Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder’s beneficial ownership of the shares.

Any written notice of revocation or of a subsequent replacement Proxy should be delivered to the following address:

Versant Corporation
6539 Dumbarton Circle
Fremont, CA 94555
Attention: Secretary

or hand-delivered to the Secretary of Versant at or before the taking of the vote at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

At the Annual Meeting, shareholders will elect five directors to the Board of Directors, each to hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal. Shares represented by the accompanying Proxy will be voted for the election of the five nominees recommended by the Board of Directors who are named in the following table, unless the Proxy is marked in such a manner as to withhold authority to so vote. Each of the nominees is currently a director of Versant.

Versant has no reason to believe that the nominees for election will not be available to serve their prescribed terms. If any nominee for any reason is unable to serve or will not serve, however, the Proxy may be voted for such substitute nominee as the persons appointed in the Proxy may in their discretion determine.

The following table sets forth certain information concerning the nominees, which information is based on data furnished to Versant by the nominees:

Name of Director	Age	Principal Occupation	Director Since
Jochen Witte(4)(5)	46	President, Chief Executive Officer of the Company	2004
Uday Bellary(1)(2)(3)	52	Chief Financial Officer of Atrica Inc.	2003
William Henry Delevati(1)(2)(3)(4)(5)	58	Chairman of the Board of Versant	1999
Herbert May(1)(2)(3)	57	Consultant	2004
Bernhard Woebker(4)	57	Consultant	2005

(1)          Member of Audit Committee

(2)          Member of Compensation Committee.

(3)          Member of Nominating Committee.

(4)          Member of Strategic Transactions Committee.

(5)          Member of Employee Option Committee.

Jochen Witte has served on Versant’s Board of Directors since March 2004 following Versant’s merger with Poet Holdings, Inc. and is a member of the Strategic Transactions Committee and Employee Option Committee of the Board. Mr. Witte has been President and Chief Executive Officer of Versant since June 2005, and he served as the Company’s Chief Financial Officer and Secretary from June 2005 to June 2006. From March 2004 to June 2005, he served as President, European Operations of Versant. Prior to joining Versant, Mr. Witte was CEO of Poet Holdings Inc., a company that merged with Versant in 2004 and which he co-founded in 1993. He initially worked as Poet’s Managing Director of Germany and became Poet’s Chief Financial Officer in 1999 when Poet went public. Prior to joining Poet, Mr. Witte was with BKS, a consulting and tools software company, where he rose to Managing Director after initially having responsibility for sales and training. Mr. Witte received a degree in Business Administration from the Berlin Technical University and also attended the University of Wales as an exchange student.

Uday Bellary has served as a director of Versant and Chairman of the Audit Committee of the Board of Directors since July 2003 and is also a member of the Compensation and Nominating Committees of the Board. Mr. Bellary has served as the Chief Financial Officer of Atrica, Inc., a privately held optical

Ethernet company, on a full-time basis since November 2005 and previously on a part-time basis between April 2005 and October 2005. Mr. Bellary has also served as part time Executive Vice President, Finance, Administration and Operations and Chief Financial Officer of VL, Inc. a privately held VoIP services company, and as a member of its board of directors from September 2003 to November 2005 and remains an advisor. Since July 2004 Mr. Bellary has also been a member of the board of directors of Backweb Technologies Ltd, a publicly-held provider of software that enables mobile workers to access web-based applications. From February 2000 to August 2003, he served as the Senior Vice President, Finance & Administration and Chief Financial Officer of Metro Optix, Inc., a privately held provider of optical networking equipment, which, to satisfy its liabilities, disposed of its intellectual property and other assets to Xtera Communications and ceased operations in August of 2003. From September 1997 to October 1999, he served as Vice President of Finance and Chief Financial Officer of MMC Networks, Inc., a publicly traded manufacturer of data networking processors that was acquired by Applied Micro Circuits Corporation in October 2000. Between February 1997 and September 1997, Mr. Bellary was Vice President, Finance & Administration and Chief Financial Officer of DTM Corporation, a manufacturer of computer-driven laser systems for industrial prototyping. Prior to that he held various positions at Cirrus Logic, Inc., a semiconductor company, most recently as the Director of Finance, and prior to that he served in various roles in international finance, accounting and audit departments of Intel Corporation, a semiconductor company. Mr. Bellary received a B.S. degree in Finance, Accounting and Economics from Karnatak University and a DMA degree in Finance from University of Bombay, India. Mr. Bellary is a Certified Public Accountant and a Chartered Accountant.

William Henry Delevati has been the Chairman of the Board since June 2005 and has served as a director of the Company since October 1999. He is currently the Chairman of the Nominating Committee and a member of the Audit, Compensation, Strategic Transactions and Employee Option Committees of the Board. Mr. Delevati has also served as a consultant to various companies located in the Silicon Valley area since April 2000. From October 1999 to April 2000, Mr. Delevati served as the Senior Vice President, Information Technology and Chief Information Officer of Aspect Communications Corporation, a provider of customer call center solutions. From November 1995 to April 1999, he served as Vice President of Worldwide Information Services for Quantum Corporation, a storage device company. From April 1995 to November 1995, he was the Chief Information Officer, Senior Vice President of MIS for Conner Peripherals, a storage device company. From September 1994 to April 1995, he was the Chief Information Officer, Vice President of Worldwide MIS for Borland Corporation, a software tools company. From September 1993 to September 1994, he was the Chief Information Officer, Vice President of Worldwide MIS for Logitech, a computer peripheral device company. From December 1987 to September 1993, he was the Director of Application Development and Global Information Resources for Sun Microsystems, Inc. Mr. Delevati received a Bachelor of Science degree in Computer Science from UC Berkeley and an MBA from Arizona State University.

Dr. Herbert May has served as a director of the Company since March 2004, is currently the Chairman of the Compensation Committee and a member of the Audit and Nominating Committees of the Board. From November 2000 to March 2004, he served as Chairman of the Board of Directors of Poet Holdings, Inc. In addition, Dr. May served as a member of both the Audit and Compensation Committees of Poet Holdings, Inc. Dr. May has held several leading positions at Alcatel in both Stuttgart and Paris. His last position at Alcatel was Head of the Office of Communication Division. From February 1994 to September 1995, Dr. May, acting in the position of Spokesman for the Management Board, took a leading role as CEO in establishing DeTeSystems, a German wholly owned subsidiary of Deutsche Telekom AG that provides system solutions for telecommunications services to significant accounts in Germany. In 1995, he was appointed to the Board of Management of Deutsche Telekom AG, where he was responsible for large business customers, multimedia and systems solutions until May 1998. Currently, Dr. May manages his own consulting and investment company and is a member of the advisory boards of several IT and multimedia companies. He currently serves on the Board of Directors of InfoVista S.A., a publicly held French company that provides software products that monitor and analyze the performance of corporate IT infrastructures.

Bernhard Woebker has served as a director of the Company since June 2005 and was previously a director of the Company from June 1999 until the Company’s merger with Poet Holdings, Inc. in March 2004. He currently serves as a member of the Strategic Transactions Committee of the Board. Mr. Woebker has been a consultant to various investment banking and venture capital firms in Europe and the United States since late 1999. From January 1999 until July 2001, he served as Executive Vice President of the Company and from March 1997 until January 1999 he served as the Company’s Vice President and General Manager in Europe. From 1994 to March 1997, he was the President of Versant Object Technology GmbH, an independently-owned distributorship for Versant products in Europe, which was acquired by Versant in March 1997. From 1976 until 1994, Mr. Woebker held a variety of positions in Germany and the United States with Nixdorf Computer AG, Nixdorf Computer Engineering Corp. and Siemens Nixdorf Informationssysteme AG, all information technology companies, including the position of President and CEO of Nixdorf Computer Engineering Corp. in Boston, Massachusetts from 1986 to 1989. Mr. Woebker has also served as Senior Vice President, Pyramid Technology Corp. in Europe and as Vice President, NeXT Computer, Inc. in Europe. Mr. Woebker received a Masters of Science degree in Mathematics and Computer Science from the University of Hannover.

Vote Required and Board of Directors’ Recommendation

Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The five nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

Director Independence

The Board has determined that directors Uday Bellary, William Henry Delevati and Herbert May qualify as independent directors under the rules of The Nasdaq Stock Market. The Nasdaq independence definition includes a series of objective tests, including that a director may not be a Company employee and that the director has not engaged in various types of business dealings with the Company. In addition, as further required by the Nasdaq rules, the Board of Directors has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board of Directors, would interfere with the exercise of such director’s independent judgment in carrying out the responsibilities of a director.

Board of Directors Meetings and Committees

During fiscal 2006, the Board held nine meetings, including telephonic meetings. The four standing committees of the Board are the Audit Committee, the Compensation Committee, the Nominating Committee and the Strategic Transactions Committee. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served (during the periods that he served). The Company strongly encourages the members of the Board to attend the Company’s annual meetings of shareholders. Director Jochen Witte attended the 2006 Annual Meeting of Shareholders.

Audit Committee.   Messrs. Bellary, Delevati and May are the current members of the Audit Committee and served as such throughout fiscal 2006. Mr. Bellary serves as the Chairman of the Audit Committee and was appointed to that position in July 2003. The Board has determined that Mr. Bellary is the “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee met five times during fiscal 2006. The principal responsibilities of the Audit Committee are as follows:

•       overseeing the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•       overseeing the Company’s relationship with its independent registered public accounting firm and evaluating that firm’s independence and performance; and

•       facilitating communication among the Company’s independent registered public accounting firm, the Company’s financial and senior management and the Board.

The Board has adopted a written charter for the Audit Committee. Each current member of the Audit Committee meets the independence and other requirements to serve on our Audit Committee under applicable securities laws and the rules of the SEC and listing standards of The Nasdaq Stock Market.

The foregoing information in this paragraph is required by the Securities and Exchange Commission, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”) by any general statement incorporating by reference this Proxy Statement, and shall only be incorporated into other filings to the extent that the Company specifically incorporates this information by reference, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

Compensation Committee.   Messrs. Bellary, Delevati and May are the current members of the Compensation Committee and served as such throughout fiscal 2006. Mr. May serves as the Chairman of the Compensation Committee and was appointed to that position in March 2005. Each member of the Compensation Committee is an “outside” director as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. During fiscal 2006 the Compensation Committee met three times and acted once by unanimous written consent. The principal responsibilities of the Compensation Committee are as follows:

•       reviewing the performance of executive officers, including the Chief Executive Officer and Chief Financial Officer, and determining, or recommending to the Board, their compensation, including salary, bonus awards and major perquisites;

•       reviewing and approving compensation ranges for non-officer employees;

•       reviewing and submitting to the Board for approval of any major compensation and benefits programs and plans, such as stock option, stock purchase, 401(k) and bonus plans, and the amendments thereto;

•       administering the Company’s 2005 Equity Incentive Plan and approving and authorizing option grants pursuant thereto, administering outstanding options granted under the Company’s now expired 1996 Equity Incentive Plan;

•       administering the Company’s 2005 Employee Stock Purchase Plan; and

•       preparing a report to shareholders on compensation policy for inclusion in the Company’s proxy statement.

The Compensation Committee does not currently have a formal charter.

Nominating Committee.   Messrs. Bellary, Delevati and May are the current members of the Nominating Committee and served as such throughout fiscal 2006. Mr. Delevati serves as the Chairman of the Nominating Committee and was appointed to that position in March 2005. The Nominating Committee met once in fiscal 2006. The principal responsibilities of the Nominating Committee are as follows:

•       making recommendations to the Board regarding the structure and composition of the Board and its committees; and

•       identifying, considering and recommending candidates for membership on the Board.

The Nominating Committee does not currently have a formal charter.

Strategic Transactions Committee.   Messrs. Delevati, Witte and Woebker are the current members of the Strategic Transactions Committee, which was established in September 2005, and have served on the committee since its inception. The Strategic Transactions Committee met twice during fiscal 2006. The principal responsibilities of the Strategic Committee are as follows:

•       analyzing and advising management on potential strategic opportunities for consideration by the Company;

•       monitoring proposals for significant strategic transactions; and

•       reporting on the committee’s activities to the full Board

The Strategic Transactions Committee does not have a formal charter.

Director Nomination Process

Consideration of Director Nominees

The selection of nominees for election or appointment to the Board will be the responsibility of the Company’s Board. The Nominating Committee will evaluate and recommend candidates for election or appointment to the Board, and the Board will consider the recommendations of the Nominating Committee. The Nominating Committee considers candidates for election to the Board who are suggested by members of the Board, the Company’s executive officers, shareholders and others. When it deems appropriate, the Nominating Committee may also retain third-party recruiters to assist the Committee in identifying and evaluating candidates. No fee was paid to any third party to identify or evaluate any nominee for election to the Board at the Annual Meeting.

Evaluation and Qualification of Directors

The Nominating Committee will assess each candidate’s experience and skills against the qualifications described below, the then-current composition and size of the Board and the Committee’s determination of the Company’s needs. The Nominating Committee has not established any specific minimum qualifications for Committee-nominated candidates, but believes that nominees for the Board must possess strong personal ethics, an appreciation of directors’ responsibilities, business skills, experience in exercising judgment, and the ability and willingness to devote adequate time to service on the Board. The Nominating Committee will review various factors in assessing candidates, including but not limited to the candidate’s integrity, independence, business experience, judgment, demonstrated leadership skills, technical background, familiarity with the Company’s industry and knowledge of accounting and financial matters. The Nominating Committee will also consider the candidate’s other commitments and the extent to which the candidate possesses specific skills that are complementary to those of other directors. In evaluating potential candidates the Nominating Committee will review a candidate’s background in a manner and to the extent it deems appropriate. The Committee will also conduct and arrange for interviews of the candidate by members of the Board, whose opinions will be considered by the Nominating Committee. Potential nominees suggested by shareholders who comply with the procedures described below under “Shareholder Recommendations” will be evaluated by the Nominating Committee on the same basis as other potential nominees. However, in fiscal 2006, the Company did not receive any recommendations of nominees from shareholders.

Shareholder Recommendations

The Nominating Committee will consider suggestions of nominees that are timely submitted by shareholders who accompany their suggestion with delivery of the written materials described below. These recommendations and written materials must be delivered to the Company and addressed to the Nominating Committee at the Company’s principal offices as provided below. To be timely, these written materials must be submitted to the Company within the time permitted for submission of a shareholder proposal for inclusion in the Company’s proxy statement for its annual meeting of shareholders.

The written materials that a shareholder must submit to recommend or suggest a nominee are: (1) the name(s) and address(es) of the shareholder(s) making the recommendation and the amount of the Company’s securities which are owned beneficially and of record by such shareholder(s); (2) appropriate biographical information about the recommended nominee (including a business address and a telephone number) and a statement as to the recommended individual’s qualifications, with a focus on the criteria described above; and (3) any material interest of the submitting shareholder(s) in the nomination.

Any shareholder(s) proposals for nominations would be considered by the Nominating Committee and should be addressed as follows:

The Chairman of the Nominating Committee
c/o Secretary
Versant Corporation
6539 Dumbarton Circle
Fremont, CA 94555 USA

Shareholder Communications to the Board of Directors

Shareholders of the Company may communicate with the Company’s Board of Directors through the Company’s Secretary by sending an email to directors@Versant.com or by writing to the following address:

Board of Directors
c/o Secretary
Versant Corporation
6539 Dumbarton Circle
Fremont, CA 94555 USA

The Company’s Secretary will forward the correspondence to the Board, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, to the appropriate destinations within the Company for review and possible response.

Code of Conduct and Ethics

The Board has adopted a Code of Conduct and Ethics that applies to the Company’s Board of Directors, principal executive officer, principal financial officer, and all other employees of the Company. The Code of Conduct and Ethics is intended to provide our employees, officers and directors with an understanding of how Versant does business. The Code of Conduct and Ethics is posted on the Investor Relations section of our website at www.versant.com. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of this Code of Conduct and Ethics by posting such information on the Investor Relations section of our website at www.versant.com.

Director Compensation

In fiscal 2006,Versant paid its directors who are not employees of Versant or any of its parents, subsidiaries or affiliates (“Outside Directors”) cash compensation for their services as directors at a rate of $25,000 per year. The amount of compensation paid by Versant to its Outside Directors is determined by Versant’s Board or a committee of the Board authorized to make such determination.

In the past, and during fiscal 2006, the Company was party to a consulting arrangement with Mr. Woebker. Under this arrangement the Company compensated Mr. Woebker with a monthly fee of $5,000 plus reimbursement for all travel expenses related to the consulting activities on behalf of the Company. This consulting arrangement with Mr. Woebker was terminated on December 31, 2006.

Outside Directors have previously been granted stock options under Versant’s 1996 Directors Stock Option Plan (the “1996 Directors’ Plan”) and are entitled to annually be granted stock options under Versant’s 2005 Directors Stock Option Plan (the “2005 Directors’ Plan”), which was approved by Versant’s shareholders on August 22, 2005 and effectively replaced the 1996 Directors’ Plan as of that date.

The purpose of the 2005 Directors’ Plan is to align the Outside Directors’ interests with the interests of the Company’s shareholders and to provide Outside Directors an opportunity to purchase shares of Versant Common Stock. Under the terms of the 2005 Directors’ Plan, each Outside Director who first becomes a member of the Board after August 22, 2005 will receive an option to purchase 4,000 shares of Versant Common Stock upon initially joining the Board (an “Initial Grant”) and, so long as he or she continues to serve on the Board as an Outside Director, on each successive August 22 thereafter (each, a “Succeeding Grant Date”), he or she will receive an additional option to purchase 2,000 shares of Versant Common Stock (a “Succeeding Grant”) unless such Outside Director has not been a member of the Board for the entire one-year period immediately preceding such Succeeding Grant Date, in which case the number of shares subject to the Succeeding Grant will be reduced and prorated in proportion to the time during which such Outside Director served on the Board during such one-year period. Versant’s current incumbent directors are now eligible to receive Succeeding Grants on each successive August 22 for so long as they continue to serve on the Board as an Outside Director.

During fiscal 2006, the following option grants were made to the Company’s Outside Directors pursuant to the 2005 Directors’ Plan:

			Number	Exercise Price
Non-Employee Director	Date of Grant	Type of Grant	of Shares	Per Share
Bernhard Woebker	8/22/2006	Succeeding	2,000	$6.13
Herbert May	8/22/2006	Succeeding	2,000	$6.13
Uday Bellary	8/22/2006	Succeeding	2,000	$6.13
William Henry Delevati	8/22/2006	Succeeding	2,000	$6.13

Grants of options under the 2005 Directors’ Plan are immediately exercisable and vest as to 50% of the total underlying shares on each of the two anniversaries following the date of grant so long as the Outside Director receiving such options continues to serve as a director or consultant to the Company.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2006 were Messrs. Delevati, Bellary and May and they each served as members of the Compensation Committee throughout fiscal 2006. None of the members of the Compensation Committee during fiscal 2006 had ever been an officer or employee of the Company or any of its subsidiaries. During fiscal 2006, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving on the Company’s Board or Compensation Committee.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE FOREGOING SLATE OF NOMINEES FOR ELECTION TO THE COMPANY’S BOARD OF DIRECTORS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE COMPANY’S 2005 EMPLOYEE STOCK PURCHASE PLAN

Shareholders are being asked to approve an amendment to the Company’s 2005 Employee Stock Purchase Plan (the “2005 Purchase Plan”), which amendment was approved by the Board of Directors on December 21, 2006, to increase the number of shares of Common Stock reserved for issuance under the 2005 Purchase Plan by 50,000 shares, from 44,743 shares to 94,743 shares. The Board believes that adding shares to the 2005 Purchase Plan is in the best interests of the Company because it will permit the Company to attract and retain key employees by providing them with appropriate equity incentives. The 2005 Purchase Plan plays an important role in the Company’s efforts to attract and retain employees of outstanding ability.

Set forth below is a summary of the principal features of the 2005 Purchase Plan, which summary is qualified in its entirety by reference to the terms and conditions of the 2005 Purchase Plan. The Company will provide, without charge, to each person to whom a Proxy Statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the 2005 Purchase Plan. Any such request should be directed as follows: Secretary, Versant Corporation, 6539 Dumbarton Circle, Fremont, California 94555 USA; telephone number (510) 789-1500; facsimile (510) 789-1515. A copy of the 2005 Purchase Plan is attached as an Exhibit to Versant’s definitive proxy statement filed with the U.S Securities and Exchange Commission on July 21, 2005. This proxy statement (and the attached copy of the 2005 Purchase Plan) can be found and viewed on the SEC’s EDGAR website at http://www.sec.gov/edgar.shtml.

Purchase Plan History

On June 1, 2005 the Company’s Board of Directors (including all the members of the Compensation Committee of the Board) adopted the 2005 Purchase Plan as a successor and replacement to the Company’s 1996 Employee Stock Purchase Plan (the “1996 Purchase Plan”) which expired in May of 2006. At the Company’s Annual Meeting of Shareholders on August 22, 2005, the Company’s shareholders approved the adoption of the 2005 Purchase Plan. The purpose of adopting the 2005 Purchase Plan was to reserve and make available for purchase under the 2005 Purchase Plan the number of common shares reserved under the 1996 Purchase Plan that remained unissued when the 1996 Purchase Plan expired on May 31, 2006. Accordingly, the number of common shares initially reserved for issuance under the 2005 Purchase Plan was equal to the number of shares that were reserved for issuance under the 1996 Purchase

Plan but had not been issued under the 1996 Purchase Plan when it expired on May 31, 2006. The Company began offering shares for issuance under the 2005 Purchase Plan in the first offering period that commenced on June 1, 2006. The Company has not increased the number of common shares reserved for issuance under the 2005 Purchase Plan since the 2005 Purchase Plan was adopted in 2005.

As of January 31, 2007, 31,827 shares had been issued pursuant to the 2005 Purchase Plan and 12,916 shares remained available for future issuance under the 2005 Purchase Plan.

Purpose

The 2005 Purchase Plan was established to provide employees of the Company and its subsidiaries designated by the Board as eligible to participate in the 2005 Purchase Plan (“Participating Employees”) with a convenient means of acquiring an equity interest in the Company, to enhance such employees’ sense of participation in the affairs of the Company and to provide an incentive for continued employment. The 2005 Purchase Plan accomplishes this purpose by permitting Participating Employees to purchase from the Company shares of its Common Stock at a discount from the market price and to pay for such shares through payroll deductions.

Shares Subject to the 2005 Purchase Plan

The maximum number of shares that may be issued under the 2005 Purchase Plan is currently 44,743 shares (excluding the increase of 50,000 shares for which shareholder approval is now being sought). If the Company’s shareholders adopt this proposal, the maximum number of shares that may be issued under the 2005 Purchase Plan will be 94,743 shares, an increase of 50,000 shares.

Administration

The Compensation Committee of the Board (the “Committee”), the members of which are appointed by the Board, administers the 2005 Purchase Plan. The Committee members currently consist of Uday Bellary, William Henry Delevati and Herbert May, all of whom are “non-employee directors,” as defined in Rule 16b-3 promulgated under the Exchange Act, and “outside directors,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The interpretation or construction by the Committee of any provisions of the 2005 Purchase Plan will be final and binding on all Participating Employees. The members of the Committee do not receive any compensation for administering the 2005 Purchase Plan other than directors’ fees paid to Outside Directors. The Company bears all expenses in connection with administration of the 2005 Purchase Plan.

Eligibility

All employees of the Company, or any parent or subsidiary, are eligible to participate in an Offering Period (as defined below) under the Purchase Plan, except the following:

•       employees who are not employed fifteen days before the beginning of such Offering Period;

•       employees who are customarily employed for less than twenty hours per week;

•       employees who are customarily employed for less than five months in a calendar year;

•       employees who own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries or who, as a result of participation in the Purchase Plan, would own stock or hold options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries; and

•       individuals who provide services to the Company or any of its subsidiaries or affiliated companies as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

As of December 21, 2006, approximately 76 persons would be eligible to participate in the 2005 Purchase Plan. As of that date, 12,916 shares were available for future issuance under the Purchase Plan, not including the shares subject to the proposed amendment to the Purchase Plan. On January 31, 2007, the closing price of the Company’s Common Stock on the Nasdaq Capital Market was $13.23 per share.

Participating Employees participate in the 2005 Purchase Plan through payroll deductions. A Participating Employee sets the rate of such payroll deductions, which may not be less than 2% nor more than 10% of the Participating Employee’s W-2 compensation, including, but not limited to, base salary or wages, bonuses, overtime and commissions, including any deductions authorized for plans under Sections 125 or 401(k) of the Code. No Participating Employee is permitted to purchase shares under the 2005 Purchase Plan at a rate which, when aggregated with such employee’s rights to purchase stock under all similar purchase plans of the Company, exceeds $25,000 in fair market value determined as of the Offering Date for each calendar year, or such other limit as may be imposed by the Code.

The Company’s officers and directors (other than Outside Directors) are eligible to participate in the 2005 Purchase Plan.

Offering Period

Each offering of Common Stock under the 2005 Purchase Plan is for a period of 12 months (the “Offering Period”). Each Offering Period consists of two six-month purchase periods (each, a “Purchase Period”) during which payroll deductions of the Participating Employees are accumulated under the Purchase Plan. The Board has the power to set the beginning of any Offering Period and to change dates or the duration of Offering Periods or Purchase Periods without shareholder approval if such change is announced at least 15 days before the scheduled beginning of the first Offering Period or Purchase Period to be affected. The first business day of each Offering Period is the “Offering Date” for such Offering Period, and the last business day of each Purchase Period is the “Purchase Date” for such Purchase Period.

Participating Employees may participate in the 2005 Purchase Plan during each Offering Period through regular payroll deductions as described above. Participating Employees may elect to participate in any Offering Period by enrolling as provided under the terms of the 2005 Purchase Plan. Except for a Participating Employee that is enrolled in a prior Offering Period, once enrolled, a Participating Employee will automatically participate in each succeeding Offering Period unless the Participating Employee withdraws from the Offering Period or the 2005 Purchase Plan is terminated. After the rate of payroll deductions for an Offering Period has been set by a Participating Employee, that rate will continue to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the Participating Employee is automatically enrolled) unless otherwise changed by the Participating Employee. The Participating Employee may increase or lower the rate of payroll deductions for any subsequent Offering Period, but may only lower the rate of payroll deductions for an ongoing Prior Offering Period. No more than one change may be made during a single Purchase Period.

Purchase Price

The purchase price of shares that may be acquired in any Purchase Period under the 2005 Purchase Plan will be 85% of the lesser of: (i) the fair market value of the shares on the Offering Date; or (ii) the fair market value of the shares on the Purchase Date. Under the Purchase Plan, the fair market value of a share of the Company’s Common Stock is deemed to be  (i) if the Company’s Common Stock is then quoted on the NASDAQ Global Market (formerly the National Market System of the NASDAQ Stock market) or the NASDAQ Capital Market (formerly the NASDAQ SmallCap Market). its closing price on such market on the date of determination as reported in The Wall Street Journal; (ii) if the Company’s Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Company’s Common Stock is listed or admitted to trading as reported in The Wall Street Journal; or (iii) if neither of the foregoing is applicable, the fair market value of the Company’s Common Stock as determined by the Company’s Board of Directors in good faith.

Purchase of Stock under the 2005 Purchase Plan

The number of whole shares a Participating Employee may purchase in any Purchase Period will be determined by dividing the total payroll amount withheld from the Participating Employee during the Purchase Period pursuant to the 2005 Purchase Plan by the purchase price for each share determined as described above, subject to the limitations described above. The purchase will take place automatically on the Purchase Date of such Purchase Period. The Board may, however, set a maximum number of shares that may be purchased by a Participating Employee on any single Purchase Date, if such maximum number is fixed no later than 30 days before the commencement of the applicable Offering Period. In addition to the $25,000 limitation described above, no Participating Employee is permitted to purchase on any Purchase Date more than the number of shares determined by dividing 85% of the fair market value of a share of the Company’s Common Stock on the applicable Offering Date into 20% of such participant’s compensation during the Purchase Period for such Purchase Date.

Capital Changes

In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in effect will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in its discretion in such instances, declare that the options under the 2005 Purchase Plan shall terminate as of a date fixed by the Board and give each Participating Employee the right to exercise his or her option as to all of the optioned stock, including shares that would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under the 2005 Purchase Plan will be assumed or an equivalent award will be substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the Board, in its sole discretion, determines that, in lieu of such assumption or substitution, the Participating Employee will be given the right to exercise in full his or her option to purchase all the optioned stock within a limited time period, after which time the Participating Employee’s rights under the 2005 Purchase Plan will terminate. The Board may, if it so determines, also make provision for adjusting the shares reserved and available for issuance under the 2005 Purchase Plan, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

Withdrawal

A Participating Employee may withdraw from any Offering Period. Upon withdrawal, the accumulated payroll deductions will be returned to the withdrawing Participating Employee, without interest, provided that the withdrawal occurs at least 5 business days before the end of the Offering Period. If the withdrawal occurs less than 5 business days before such Purchase Date, payroll deductions will continue for the remainder of that Purchase Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the Participating Employee enrolls in the new Offering Period no later than the 15th day of the month preceding the Offering Date.

Amendment of the 2005 Purchase Plan

The Board may at any time amend, terminate or extend the term of the 2005 Purchase Plan, except that any such termination cannot affect the terms of options to purchase shares previously granted under the 2005 Purchase Plan, nor may any amendment make any change in the terms of an option previously granted which would adversely affect the right of any Participating Employee, nor may any amendment be made without shareholder approval if such amendment would increase the number of shares that may be issued under the Purchase Plan or change the designation of the employees (or class of employees) eligible for participation in the Purchase Plan.

Term of the 2005 Purchase Plan

The 2005 Purchase Plan will continue until the earlier to occur of: (1) termination of the 2005 Purchase Plan by the Board; (2) the issuance of all the shares of Common Stock reserved for issuance under the 2005 Purchase Plan; or (3) May 31, 2015, ten years after the date the 2005 Purchase Plan was adopted by the Board.

Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND EMPLOYEES PARTICIPATING IN THE 2005 PURCHASE PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPATING EMPLOYEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE STOCK PURCHASE PLAN.

The 2005 Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

Tax Treatment of the Participating Employee.   Participating Employees will not recognize income for federal income tax purposes either upon enrollment in the 2005 Purchase Plan or upon the purchase of shares pursuant to the 2005 Purchase Plan. All tax consequences are deferred until a Participating Employee sells or otherwise disposes of the shares or dies.

If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the Participating Employee dies while owning the shares, the Participating Employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of:  (1) the amount by which the fair market value of the shares at the beginning of the Offering Period exceeds the purchase price; or (2) the actual gain (the amount by which the fair market value of the shares on the date of sale, gift or death exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold in an arm’s-length transaction and the sale price is less than the purchase price, there is no ordinary income and the Participating Employee has a long-term capital loss for the difference between the price the Participating Employee received or is deemed to have received and the price the Participating Employee paid.

If the shares are sold or are otherwise disposed of including by way of gift (other than by bequest or inheritance upon death) (in any case, a “disqualifying disposition”) within either the one-year or the two-year holding periods described above, then the Participating Employee realizes ordinary income at the time of sale or other disposition, taxable to the extent that the fair market value of the shares at the date of purchase is greater than the purchase price. This excess will constitute ordinary income (not currently subject to withholding) in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the aggregate fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses may be used annually against ordinary income.

Tax Treatment of the Company.   The Company will be entitled to a deduction in connection with the disposition of shares acquired under the 2005 Purchase Plan only to the extent that the Participating Employee recognizes ordinary income on a disqualifying disposition of the shares. The Company will treat any transfer of record ownership of shares as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, Participating Employees will be required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Purchase Plan.

ERISA

The 2005 Purchase Plan is not subject to any of the provisions of ERISA nor is it qualified under Section 401(a) of the Code.

New Plan Benefits

The benefits to be received by the Company’s executive officers, directors and employees under the Purchase Plan are not determinable because, under the terms of the 2005 Purchase Plan, the amounts of future stock purchases are based upon elections made by Participating Employees. Future purchase prices are not determinable because they are based upon fair market value of the Company’s Common Stock. No purchase rights have been granted, and no shares of Common Stock have been issued, with respect to the proposed 50,000 share increase in the number of shares reserved under the 2005 Purchase Plan for which shareholder approval is sought under this Proposal.

Vote Required and Board of Directors’ Recommendation

Approval of the proposed amendment of the 2005 Purchase Plan to increase the number of shares of Common Stock reserved thereunder requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock entitled to vote, the holders of which are present in person or represented by proxy at the Annual Meeting and voting on this proposal, which affirmative vote must also include the affirmative vote of at least a majority of the required quorum. If you own shares through a broker, you must instruct your broker how to vote in order for your vote to be counted on this proposal. Should such shareholder approval not be obtained, then the share increase will not be implemented. However, the 2005 Purchase Plan will continue to remain in effect until terminated as described above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
AMENDMENT TO THE COMPANY’S 2005 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO
THE COMPANY’S 2005 EQUITY INCENTIVE PLAN

Shareholders are being asked to approve an amendment, approved by the Board on December 21, 2006, to the Company’s 2005 Equity Incentive Plan (the “2005 Incentive Plan”) to increase the number of shares of Common Stock reserved for issuance by 200,000 shares, from 455,685 to 655,685 shares. As of January 31, 2007, an aggregate of 91,082 shares remained available for grant under the 2005 Incentive Plan. The Board believes that adding shares to the 2005 Incentive Plan is in the best interests of the Company because it will permit the Company to continue to attract and retain employees by providing them with appropriate equity incentives. The 2005 Incentive Plan plays an important role in the Company’s efforts to attract and retain employees of outstanding ability.

Set forth below is a summary of the principal features of the 2005 Incentive Plan, which summary is qualified in its entirety by reference to the terms and conditions of the 2005 Incentive Plan. The Company will provide, without charge and upon request, to each person to whom a Proxy Statement is delivered, a copy of the 2005 Incentive Plan. Any such request should be directed as follows: Secretary, Versant Corporation, 6539 Dumbarton Circle, Fremont, California 94555; telephone number (510) 789-1500; facsimile (510) 789-1515. A copy of the 2005 Incentive Plan is attached as an Exhibit to Versant’s definitive proxy statement filed with the U.S Securities and Exchange Commission on July 21, 2005. This proxy statement (and the attached copy of the 2005 Incentive Plan) can be found and viewed on the SEC’s EDGAR website at http://www.sec.gov/edgar.shtml.

Incentive Plan History

On June 1, 2005 the Company’s Board of Directors (including all the members of the Compensation Committee of the Board) adopted the 2005 Incentive Plan as a successor and replacement to the Company’s 1996 Equity Incentive Plan (the “1996 Incentive Plan”), which was scheduled to expire in May of 2006. At the Company’s Annual Meeting of Shareholders on August 22, 2005, the Company’s shareholders approved the adoption of the 2005 Equity Incentive Plan. On that date, the Company immediately terminated use of the 1996 Incentive Plan and ceased to grant stock options or other stock awards under the 1996 Equity Incentive Plan, instead granting them under the 2005 Incentive Plan.

Shares Subject to the 2005 Incentive Plan

The stock subject to issuance under the 2005 Incentive Plan consists of shares of the Company’s authorized but unissued Common Stock. As of October 31, 2006, the Board had reserved an aggregate of 455,685 shares of Common Stock for issuance under the 2005 Incentive Plan (excluding the increase of 200,000 shares for which shareholder approval is now being sought).

Eligibility

Employees, officers, directors, consultants, independent contractors and advisors of the Company (and of any parent or subsidiary of the Company) are eligible to receive awards under the 2005 Incentive Plan (the “Participants”). No Participant is eligible to receive more than 40,000 shares of Common Stock in any calendar year under the 2005 Incentive Plan, other than new employees of the Company (including directors and officers who are also new employees), who are eligible to receive up to a maximum of 60,000 shares of Common Stock in the calendar year in which they commence their employment with the Company. As of January 31, 2007, approximately 84 individuals were eligible to participate in the 2005 Incentive Plan.

Administration

The Compensation Committee of the Board (the “Committee”), the members of which are appointed by the Board, administers the 2005 Incentive Plan. The Committee currently consists of Uday Bellary, William Henry Delevati and Herbert May, all of whom are “non-employee directors,” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors,” as defined pursuant to Section 162(m) of the Code. Subject to the terms of the 2005 Incentive Plan, the Committee determines the persons who are to receive awards, the number of shares subject to each such award, and the terms and conditions of such awards. The Committee also has the authority to construe and interpret any of the provisions of the 2005 Incentive Plan or any awards granted thereunder. In March 2006, the Board established a Committee of the Board designated as the

Employee Option Committee and delegated to the Employee Option Committee the joint authority to make awards of stock options under the 2005 Incentive Plan on standard plan terms to employees who are not executive officers of the Company and to consultants of the Company, up to a maximum of 2,000 shares per award, without further Board or Committee approval. The Employee Option Committee is to report any option grants that it makes to the Board. The Employee Option Committee is currently comprised of directors Jochen Witte and William Henry Delevati, a Compensation Committee member.

Stock Options

The 2005 Incentive Plan permits the granting of options that are intended to qualify either as incentive stock options (“ISOs”) within the meaning of the Code or nonqualified stock options (“NQSOs”). ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of any parent or subsidiary of the Company. Over the life of the 2005 Incentive Plan, no more than 1,000,000 shares may be issued pursuant to the exercise of ISOs (the limitation of issuable shares would include any shares that again become issuable under the 2005 Incentive Plan due to the expiration or termination of options for such shares to the extent the options are unexercised when they expire or terminate and the repurchase of shares at their issue price).

The option exercise price for each stock option granted under the 2005 Incentive Plan must be no less than 100% of the “fair market value” (as defined in the 2005 Incentive Plan) of a share of Common Stock at the date the option is granted. The per share exercise price of any ISO granted to a 10% shareholder under the 2005 Incentive Plan must be no less than 110% of the fair market value of a share of Common Stock at the date the ISO is granted.

The exercise price of options granted under the 2005 Incentive Plan may be paid as follows, to the extent approved by the Committee at the time of grant: (1) in cash (by check); (2) by cancellation of indebtedness of the Company to the Participant; (3) by surrender of shares of the Company’s Common Stock owned by the Participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (4) by waiver of compensation due to or accrued by the Participant for services rendered; (5) if the Company’s stock is publicly traded, by a “same-day sale” commitment from the Participant and a National Association of Securities Dealers, Inc. (“NASD”) broker or by a “margin” commitment from the Participant and a NASD broker; or (6) by any combination of the foregoing.

Termination of Options

Except as provided below, each option must expire no later than ten years after the date of grant. ISOs granted to a 10% shareholder expire five years after the date of grant. If an optionee’s relationship with the Company is terminated for any reason other than death or disability, then the optionee will have the right to exercise the option at any time within three months after such termination (or within a shorter or longer time period after such termination not exceeding five years after termination as may be determined by the Committee, with any exercise beyond three months after termination deemed to be an NQSO) to the extent the right to exercise such option has vested and not previously been exercised at the date of termination, but in any event no later than the option expiration date.

If an optionee’s service relationship terminates due to death or disability, as defined in Section 22(e)(3) of the Code (or if the optionee dies within three months after termination other than for death or disability), then the three-month period mentioned above will instead be twelve months after termination (or such shorter or longer time period not exceeding five years after termination as may be determined by the Committee, with any such exercise beyond twelve months after termination due to death or disability deemed to be an NQSO) to the extent the right to exercise such option has vested and not previously been exercised at the date of termination, but in any event no later than the option expiration date.

If an optionee is determined by the Board (after giving the optionee an opportunity to present evidence) to have committed an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company (or any parent or subsidiary of the Company), then neither the optionee nor the optionee’s estate or other person who may then hold the option shall be entitled to exercise such option after termination of employment.

Restricted Stock Awards

The Committee may grant Participants restricted stock awards to purchase stock either separately from, or in tandem with, other awards under the 2005 Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. The purchase price for such awards must be no less than 100% of the fair market value of the Company’s Common Stock on the date of the award and can be paid for in any of the forms of consideration listed above in “Stock Options” (other than through a “same day sale” or “margin” commitment), or any combination thereof, as approved by the Committee at the time of grant. The Company has not granted any restricted stock awards under the 2005 Incentive Plan.

Stock Bonus Awards

The Committee may grant Participants stock bonus awards either separately from, or in tandem with, other awards under the 2005 Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. A stock bonus may be awarded for past services rendered and may be awarded upon satisfaction of predetermined performance objectives.

Mergers, Consolidations, etc.

In the event of:

•       a dissolution or liquidation of the Company;

•       a merger or consolidation in which the Company is not the surviving corporation (subject to certain exceptions, as described in the 2005 Incentive Plan);

•       a merger or consolidation in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger or consolidation (subject to certain exceptions, as described in the 2005 Incentive Plan) own less than 50% of the shares or other equity interests in the Company immediately after such merger or consolidation; or

•       the sale of substantially all of the assets of the Company;

the successor corporation may (1) assume, convert, replace or substitute equivalent awards in exchange for those granted under the 2005 Incentive Plan or (2) provide substantially similar consideration, shares or other property as are provided to shareholders of the Company in the relevant transaction (after taking into account provisions of the awards). The successor may also issue, in place of outstanding shares of Common Stock that were issued to a participant under the 2005 Incentive Plan, substantially similar shares or other property subject to repurchase restrictions no less favorable to such participant. In the event that the successor corporation does not assume or substitute awards granted under the 2005 Incentive Plan, such awards will expire upon the closing of such transaction at the time and upon the conditions as the Board determines. The Company may also issue awards under the 2005 Incentive Plan to substitute or assume awards granted by another business acquired by the Company.

Adjustment of Shares and Options

In the event that the number of outstanding shares of the Company’s Common Stock is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of Common Stock available for grant under the 2005 Incentive Plan, the number of shares of Common Stock subject to outstanding options granted under the 2005 Incentive Plan and the exercise price per share of such options shall each be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws.

Amendment of the 2005 Incentive Plan

The Board may at any time terminate or amend the 2005 Incentive Plan, including amending any form of award agreement or instrument to be executed pursuant to the 2005 Incentive Plan. However, the Board may not amend the 2005 Incentive Plan in any manner that requires shareholder approval pursuant to the Code or the regulations promulgated thereunder, pursuant to Section 16(b) of the Exchange Act or the rules promulgated thereunder or pursuant to rules of the California Department of Corporations.

Term of the Incentive Plan

Unless terminated earlier as provided in the 2005 Incentive Plan, the 2005 Incentive Plan will expire no later than May 31, 2015, ten years from the date the 2005 Incentive Plan was adopted by the Board.

Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE 2005 INCENTIVE PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2005 INCENTIVE PLAN.

Incentive Stock Options.   A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax or “AMT”). If the Participant holds shares acquired upon exercise of an ISO (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares. The rate of taxation that applies to capital gain depends upon the length of time the ISO Shares are held by the Participant.

If the Participant disposes of ISO Shares prior to the expiration of either required holding period as described above (a “disqualifying disposition”), then the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the later of the date of vesting or the date of exercise and the option exercise price (or, if less, the amount realized on a sale of such shares), will be treated as ordinary income. Any additional gain will be capital gain and taxed at a rate that depends upon the length of time the ISO Shares were held by the Participant.

Alternative Minimum Tax.   The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of AMT. The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is 26% of an individual taxpayer’s alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price), and reducing this amount by the applicable exemption amount (for the 2006 tax year this exemption amount was $62,550 in the case of a joint return, subject to reduction under certain circumstances, and the exemption amount for 2007 is still uncertain as Congress is considering laws which may have application in the 2007 tax year). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonqualified Stock Options.   A Participant will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the Participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant’s exercise price. The included amount must be treated as ordinary income by the Participant and may be subject to income tax withholding by the Company (either by payment in cash or withholding out of the Participant’s salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

Restricted Stock and Stock Bonus Awards.   Restricted stock and stock bonus awards will generally be subject to tax at the time of receipt, unless subject to vesting, in which case they will be subject to tax as they vest. At the time the tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

Maximum Tax Rates.   The maximum tax rate applicable to ordinary income is 35%. Long-term capital gain will be taxed at a maximum of 15%. For this purpose, in order to receive long-term capital gain treatment, the shares must be held for more than one year. The tax laws currently permit capital gains to be offset by capital losses, and currently permit up to $3,000 of capital losses to be offset annually against otherwise taxable ordinary income.

Estimated Tax Payments.   Estimated tax payments may be due on amounts an optionee includes in income if the income recognition event occurs before the last month of his or her taxable year and no other exceptions to the underpayment of estimated tax penalties applies.

Tax Treatment of the Company.   The Company generally will be entitled to a deduction in connection with the exercise of an NQSO by a Participant or the receipt of restricted stock or stock bonus awards by a Participant to the extent that the Participant recognizes ordinary income and the Company properly reports such income to the Internal Revenue Service. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares, provided that the Company properly reports such income to the Internal Revenue Service.

ERISA

The 2005 Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

New Plan Benefits

Employees, officers, directors, consultants, independent contractors and advisors of the Company (and of any parents or subsidiaries of the Company) are eligible to receive awards under the 2005 Incentive Plan. No Participant is eligible to receive more than 40,000 shares of Common Stock in any calendar year under the 2005 Incentive Plan, other than new employees of the Company (including directors and officers who are also new employees), who are eligible to receive up to a maximum of 60,000 shares of Common Stock in the calendar year in which they commence their employment with the Company.

Grants of stock options and other awards under the 2005 Incentive Plan will be discretionary and therefore the amount of such awards and their related exercise or purchase prices is not presently determinable.

Vote Required and Board of Directors’ Recommendation.

Approval of the proposed amendment of the 2005 Equity Incentive Plan to increase the number of shares of Common Stock reserved thereunder requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock entitled to vote, the holders of which are present in person or represented by proxy at the Annual Meeting and voting on this proposal, which affirmative vote must also include the affirmative vote of at least a majority of the required quorum. If you own shares through a broker, you must instruct your broker how to vote in order for your vote to be counted on this proposal. Should such shareholder approval not be obtained, then the share increase will not be implemented. However, the 2005 Equity Incentive Plan will continue to remain in effect until terminated, as described above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
AMENDMENT TO THE COMPANY’S 2005 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Grant Thornton LLP, an independent registered public accounting firm, to audit the financial statements of Versant for the current fiscal year ending October 31, 2007. Grant Thornton LLP has served as the Company’s independent registered public accounting firm since June 2003. The Company expects that representatives of Grant Thornton LLP will be present at the Annual Meeting, will be available to answer any appropriate questions, and will have the opportunity to make a statement if they desire to do so.

Principal Accountant Fees and Services

The independent registered public accounting firm of Grant Thornton LLP was selected to serve as the Company’s independent registered public accountant to perform the audit of the Company’s financial statements for the fiscal years ended October 31, 2006 and 2005.

The table below sets forth the aggregate audit fees, audit-related fees, tax fees and all other fees billed for services rendered by the Company’s principal accountant in our fiscal years ended October 31, 2006 and 2005.

	Fiscal	Fiscal
Fee Category	2006	2005
Audit Fees	$477,423	$527,777
Audit-Related Fees	21,881	33,147
Tax Fees	—	—
All Other Fees	—	—
Total All Fees	$499,304	$560,924

Audit Fees include aggregate fees billed for professional services rendered in connection with Grant Thornton LLP’s audit of Versant’s annual consolidated financial statements for the fiscal years 2005 and 2006, the reviews of Versant’s consolidated financial statements included in the Quarterly Reports on Forms 10-Q and 10-QSB for each of those fiscal years, and the attestation services for the statutory audits of international subsidiaries.

Audit-Related Fees include professional services rendered in connection with the various acquisitions completed by the Company and also in connection with certain regulatory filings and responses made by the Company.

Policy on Audit Committee Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve at the beginning of each fiscal year all audit and permissible non-audit services to be provided by the independent registered public accounting firm during that fiscal year. The Audit Committee pre-approves these services by authorizing specific projects within the categories of service outlined above. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee considered the services listed above to be compatible with maintaining Grant Thornton LLP’s independence.

Vote Required and Board of Directors’ Recommendation

The vote required to approve this proposal is the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock entitled to vote, the holders of which are present in person or represented by proxy at the Annual Meeting and voting on this proposal, which affirmative vote must also include the affirmative vote of at least a majority of the required quorum. If you own shares through a broker, you must instruct your broker how to vote in order for your vote to be counted on this proposal. Neither an abstention nor a broker non-vote will be counted as a vote “for” or “against” this proposal. However, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED SHAREHOLDER MATTERS

Our only class of voting securities is our Common Stock. The following table presents information regarding the beneficial ownership of our Common Stock (which includes certain securities exercisable for or convertible into Common Stock) as of February 15, 2007 by:

•       each shareholder known by us to be the beneficial owner of more than 5% of our Common Stock;

•       each of our directors;

•       the individuals who served as the Company’s Chief Executive Officer during fiscal 2006 and the Company’s other most highly compensated executive officers during fiscal 2006 (together, the “named executive officers”); and

•       all directors and executive officers as a group.

	Shares of Common Stock
	Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Shareholders:
Royce & Associates, LLC(1)	245,610	6.8%
Renaissance Technologies Corp.(2)	187,000	5.2%
Executive Officers and Directors:
Jochen Witte(3)	77,563	2.1%
Bernhard Woebker(4)	24,186	*
Herbert May(5)	16,810	*
Thomas Huben(6)	10,683	*
William Henry Delevati(7)	12,171	*
Uday Bellary(8)	10,131	*
Jerry Wong(9)	3,750	*
All Directors and Executive officers As a Group (7 persons)(10)	155,294	4.3%

The percentage of beneficial ownership for the following table is based on 3,611,749 shares of Common Stock outstanding as of February 15, 2007. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares issuable upon the exercise of options and warrants within 60 days of February 15, 2007 are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of Common Stock of such person but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of Common Stock of any other person.

*                    Represents less than 1%.

(1)          The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019. The foregoing information is based on the Schedule 13G dated January 25, 2007 filed by Royce & Associates, LLC with the Securities and Exchange Commission.

(2)          The address of Renaissance Technology Corp. is 800 Third Avenue, New York, NY 10022. The foregoing information is based on the Schedule 13G dated February 12, 2007 filed by Renaissance Technology Corp. with the Securities and Exchange Commission.

(3)          Includes 15,120 shares of Common Stock owned by Mr. Witte’s spouse and 20,763 shares of Common Stock subject to options exercisable within 60 days of February 15, 2007.

(4)          Includes 4,186 shares of Common Stock subject to options exercisable with 60 days of February 15, 2007.

(5)          Includes 16,810 shares of Common Stock subject to options exercisable within 60 days of February 15, 2007.

(6)          Includes 10,683 shares of Common Stock subject to options exercisable within 60 days of February 15, 2007.

(7)          Includes 11,171 shares of Common Stock subject to options exercisable within 60 days of February 15, 2007.

(8)          Includes 10,131 shares of Common Stock subject to options exercisable within 60 days of February 15, 2007.

(9)          Includes 3,750 shares of Common Stock subject to options exercisable within 60 days of February 15, 2007.

(10)   Includes 77,494 shares of Common Stock subject to options exercisable within 60 days of February 15, 2007.

EXECUTIVE COMPENSATION

The following table identifies the executive officers of Versant as of January 15, 2007:

Name of Director	Age	Principal Occupation	Officer Since
Jochen Witte	46	President, Chief Executive Officer of the Company	2005
Jerry Wong	55	Vice President, Finance, Chief Financial Officer of the Company	2006
Thomas Huben	37	Executive Vice President, Field Operation	2006

Jerry Wong has been Vice President, Finance and Chief Financial Officer of Versant since June 2006. Prior to his appointment to these positions with Versant, from March 2003 to December 2005, Mr. Wong served as Chief Financial Officer and a consultant for Companion Worlds, Inc., a privately held company that provides technology enabling instructional content for mobile digital devices. From March 2004 to June 2006 Mr. Wong also served as a financial consultant for Vega Vista, Inc., a privately held company developing solutions for accessing and interacting with rich content on small displays. From January 2000 to the present Mr. Wong has served as an independent trustee for Firsthand Mutual Funds and also served for four years as chairperson of the Fund’s audit committee. From 1995 to October 2002 Mr. Wong was Vice President of Finance for Poet Software Corporation and Poet Holdings, Inc. and from 2000 to October 2002 he was Executive VP of U.S. operations for Poet Software Corporation, an affiliate of Poet Holdings, Inc. Poet Holdings, Inc. was a provider of object-oriented database and e-catalog solutions that merged with Versant in March of 2004. Mr. Wong holds a B.S. degree in Business Administration from the University of San Francisco.

Thomas Huben was promoted to the position of Executive Vice President of Field Operations in December 2005. Prior to his appointment as Executive Vice President of Field Operations, from July 2005 to January 2006 Mr. Huben was the Company’s Vice President of Worldwide Sales. From January to June 2005 he was the Company’s Vice President, European Database Sales and from September 2001 to December 2004 he served as the Company’s Director of Sales, EMEA. Prior to joining Versant as a result of its merger with Poet Holdings, Mr. Huben had served from 1998 to 2001 as the Director of Business Development of Poet Software GmbH.

The following table sets forth all compensation awarded to, earned or paid during the fiscal years ended October 31, 2004, 2005 and 2006 by Jochen Witte, Versant’s Chief Executive Officer during fiscal 2006 and Versant’s other named executive officers (as defined in “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” above). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Compensation(1)	Options(2)	Compensation(3)
Jochen Witte	2006	$267,465	$273,017	$9,529	20,000	$2,158
President and	2005	$217,000	$105,514	$15,369	—	$2,161
Chief Executive Officer	2004	$124,254	$18,791	$4,699	—	$—
Jerry Wong(4)	2006	$58,737	$13,804	$—	15,000	$122
Vice President, Finance and	2005	$—	$—	$—	—	$—
Secretary Chief Financial Officer	2004	$—	$—	$—	—	$—
Thomas Huben(5)	2006	$133,732	$196,594	$12,748	20,000	$—
Executive Vice President,	2005	$119,951	$114,681	$10,356	1,750	$—
Field Operations	2004	$110,115	$49,731	$10,117	1,712	$—

(1)          The amounts identified for Mr. Witte and Mr. Huben in this column represent auto lease payments.

(2)          In addition to the options shown above, following the close of the fiscal year ended October 31, 2006, Mr. Witte and Mr. Huben were granted options to purchase up to 20,000 and 10,000 shares of Versant Common Stock, respectively, on the Company’s standard vesting terms as described under “Option Grants In Last Fiscal Year” below.

(3)          The amounts identified in this column represent payment of life insurance premiums.

(4)          Mr. Wong became Vice President, Finance, Chief Financial Officer and Secretary on June 27, 2006.

(5)          Mr. Huben became an executive officer of the Company when he was promoted to the position of Executive Vice President of Field Operations in January 2006.

Option Grants In Last Fiscal Year

The following table presents information concerning grants of stock options to the named executive officers listed in the Summary Compensation Table above during fiscal 2006. In accordance with the rules of the Securities and Exchange Commission, the table presents the hypothetical gains or “option spreads” that would exist for the options as the end of their respective ten-year terms. These gains are based on assumed annual rates of stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not reflect Versant’s estimate or projection of future stock price growth.

All of the options presented in the table below were granted pursuant to Versant’s 2005 Equity Incentive Plan. These options are either incentive stock options or nonqualified stock options and generally vest and become exercisable with respect to 25% of the option shares on the nine-month anniversary of the date of grant and with respect to an additional 2.778% of the option shares each month thereafter so long as the optionee remains employed or provides qualifying services. Options expire ten years from the date of grant, unless they terminate earlier due to termination of the named executive officer’s employment or other qualifying services. Options are granted at an exercise price equal to the fair market value of Versant Common Stock on the date of grant. In the following table, the percentage of total options granted to employees in the last fiscal year is based on options to purchase an aggregate of 59,875 shares of Common Stock granted to employees during fiscal 2006.

	Individual Grants
	Number of
	Shares				Potential Realizable Value
	of Common	Percent of Total			At assumed Annual Rate
	Stock	Options			of Stock Price
	Underlying	Granted to	Exercise or		Appreciation for Option
	Options	Employees in	Base Price	Expiration	Term
Name	Granted	Fiscal 2006	Per Share	Date	5%	10%
Jochen Witte	20,000	33%	$3.69	11/28/2015	$46,412	$117,618
Jerry Wong	15,000	25%	6.80	6/26/2016	64,147	162,562
Thomas Huben	20,000	33%	6.34	1/31/2016	79,744	192,887

*                    The above options vest and become exercisable with respect to 25% of the option shares on the nine-month anniversary of the date of grant and with respect to an additional 2.778% of the option shares each month thereafter, so long as the optionee remains employed or provides qualifying services. Options expire ten years from the date of grant, unless they terminate earlier due to termination of the named executive officer’s employment or other qualifying services. Upon termination of employment or services the options can generally be exercised to the extent vested on the termination date, for a period of three months after termination, or 12 months where termination is due to death or disability. Under the terms of a separate employment agreement, Mr. Witte’s then outstanding stock options will be subject to 12 months of accelerated vesting if, during the term of his employment agreement, Mr. Witte’s employment as Versant’s Chief Executive Officer is terminated without cause.

Aggregate Option Exercises In Last Fiscal Year
And Fiscal Year-End Option Values

The following table reflects the number of shares of Common Stock acquired upon exercise of stock options by the named executive officers during fiscal 2006 and the value realized upon such exercise. Also presented are the numbers of shares of exercisable and unexercisable stock options held as of October 31, 2006 by each of such named executive officers, and values of unexercised “in-the-money” options, which represent the positive difference between the exercise price per share of each outstanding stock option and $12.27, the closing price per share of the Company’s Common Stock on October 31, 2006 on the Nasdaq Stock Market.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options		Shares	Value
	Options at October 31, 2006		at October 31, 2006		Acquired	Realized Due to
Name	Exercisable	Unexercisable	Exercisable	Unexercisable	On Exercise	Exercise
Jochen Witte	17,986	13,889	$96,542	$119,168	16,125	$78,673
Jerry Wong	—	15,000	$—	$82,050	—	$—
Thomas Huben	2,559	20,903	$9,470	$122,155	—	$—

Securities Authorized for Issuance under Equity Compensation Plans

The following information is provided with respect to our equity compensation plans (including individual compensation arrangements) as of October 31, 2006:

Number of Securities
remaining available
for
	Number of Securities	Weighted-Average	future issuance under
	to be issued upon	exercise price of	equity compensation
	exercise of	outstanding	plans (excluding
	outstanding options,	options, warrants	securities reflected in
Plan Category	warrants and rights	and rights	column (a))
(a)
Equity Compensation Plans approved by security holders	184,590 (1)	$16.89	193,352 (2)
Equity Compensation Plans not approved by security holders	—	$—	—
Total	184,590 (1)	$16.89	193,352 (2)

(1)          Excludes options to purchase 44,468 shares of Versant common stock assumed by Versant in connection with its merger with Poet Holdings, Inc. The weighted-average exercise price of those outstanding options is $12.34 per share (as of October 31, 2006). No additional options may be granted under the plans under which those assumed options were originally granted.

(2)          Of these shares, at October 31, 2006, 25,402 shares were available for issuance under the 2005 Employee Stock Purchase Plan, 152,234 shares were available for issuance under the 2005 Equity Incentive Plan (which permits the grant of stock options, stock appreciation rights, restricted stock, stock awards and restricted stock units), and 15,716 shares were available for issuance under the 2005 Directors Stock Option Plan (which permits the grant of stock options). Does not include the 50,000 shares for which the Company is seeking shareholder approval to add to the 2005 Employee Stock Purchase Plan or the 200,000 shares for which the Company is seeking shareholder approval to add to the 2005 Equity Incentive Plan.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Chief Executive Officer’s Employment Arrangements.   During fiscal 2006, Jochen Witte, the Company’s Chief Executive Officer and President, was paid a salary at the rate of $270,000 per annum. In addition, pursuant to authorization of the Compensation Committee in November 2005, Mr. Witte was entitled to earn a bonus for the fiscal year ending October 31, 2006 under a bonus program which provided that, so long as Mr. Witte continued to serve as its Chief Executive Officer, after each fiscal quarter in fiscal 2006 in which the Company has net income as determined in accordance with generally accepted accounting principles before deduction of Mr. Witte’s bonus (“Net Income”), Mr. Witte was to be paid an amount equal to three percent (3%) of the Company’s Net Income for that fiscal quarter (a “Quarterly Payment”), and after the fiscal year end, Mr. Witte would be entitled to be paid a final bonus payment equal to six percent (6%) of the Company’s Net Income for fiscal year 2006 (if any) minus all prior Quarterly Payments paid to Mr. Witte under this bonus program in fiscal 2006. If the sum of all Quarterly Payments paid to Mr. Witte exceeds six percent (6%) of the Company’s Net Income for fiscal 2006, Mr. Witte is entitled to retain all those payments made him without any offset or obligation to refund any of such payments. Payments made under this bonus program will be paid to Mr. Witte in Euros based on then-current currency exchange rates. Pursuant to this bonus program for fiscal 2006, Mr. Witte earned a bonus of $273,017.

On June 27, 2006, Mr. Witte ceased to be Chief Financial Officer and Secretary of the Company when Mr. Wong assumed the position.

On November 30, 2006, Versant and our subsidiary, Versant GmbH (“Versant Germany”), entered into a Joint Employment Agreement and Managing Director Service Contract (the “Agreement”) with Jochen Witte, Versant’s Chief Executive Officer and President. The Agreement sets forth terms of Mr. Witte’s employment as Versant’s Chief Executive Officer and President and as the Managing Director of Versant Germany.  Subject to earlier termination of Mr. Witte’s services, the Agreement’s term continues until the close of Versant’s 2009 fiscal year.  The principal terms of the Agreement are summarized below:

•       As Versant’s Chief Executive Officer and President, Mr. Witte will be entitled to be paid a cash bonus based on Versant’s net income for its fiscal year ending October 31, 2007 (“fiscal 2007”), computed before deduction of the bonus (“Pre-Bonus Net Income”). Under this bonus arrangement, following each of the first three quarters of fiscal 2007, Mr. Witte is to be paid a bonus equal to 3% of Versant’s Pre-Bonus Net Income for that fiscal quarter (a “bonus advance”) and, following the close of fiscal 2007, a bonus equal to 6% of Versant’s Pre-Bonus Net Income for fiscal 2007 minus all previously paid bonus advances. If the bonus advances exceed 6% of Versant’s Pre-Bonus Net Income for fiscal 2007, then Mr. Witte will retain all bonus advances.

•       The Agreement also provides that, as Managing Director of Versant Germany, Mr. Witte will be paid a base salary by Versant Germany at a rate of 216,000 Euros per year and that if he is terminated as Managing Director of Versant Germany without cause prior to expiration of the Agreement’s term he will be entitled, in exchange for a release of claims, to severance payments equivalent to the sum of (i) the base salary paid to him by Versant Germany in Versant’s three most recent fiscal quarters ended prior to the termination plus (ii) an amount equal to any bonus payments made to him by Versant in the three most recent fiscal quarters ended prior to the termination. This severance is to be paid in equal monthly installments over a six month period following termination. Under the Agreement Mr. Witte is also subject to certain non-competition obligations in the event he is terminated as Managing Director of Versant Germany.

Pursuant to the Agreement, on November 27, 2006 Mr. Witte was granted a nonqualified option to purchase up to 20,000 shares of Versant common stock pursuant to Versant’s 2005 Equity Incentive Plan. The option is scheduled to vest and become exercisable over a three-year period on Versant’s standard vesting terms so that 25% of the shares become exercisable nine months after the option grant date, with the balance vesting at the rate of 2.78% of the shares per month thereafter. The Agreement provides that all Mr. Witte’s then outstanding stock options will be subject to 12 months of accelerated vesting if, during the term of the Agreement, Mr. Witte’s employment as Versant’s Chief Executive Officer is terminated without cause. The Agreement also provides that, for each Versant fiscal year during the term of the Agreement, Versant’s Board of Directors or the Compensation Committee of the  Board will establish a contingent bonus program for Mr. Witte and determine whether he is to be granted any additional stock options.

Chief Financial Officer’s Employment Arrangements.   On June 27, 2006, the Company entered into an employment agreement with Jerry Wong, pursuant to which Versant appointed Mr. Wong to the positions of Vice President, Finance, Chief Financial Officer and Secretary of the Company. Upon Mr. Wong’s assumption of the offices of Chief Financial Officer and Secretary, Jochen Witte, Versant’s Chief Executive Officer, resigned from these positions. Mr. Wong’s base salary is at an annual rate of $170,000 per year, and in fiscal 2006 he earned a contingent cash bonus of  $13,804 based on achievement of certain objectives. The amount of such bonus represents a prorated portion of $40,000 per annum bonus for fiscal 2006, prorated according to the portion of fiscal 2006 during which Mr. Wong was employed by the Company. Pursuant to his hiring, Mr. Wong was also granted a stock option to purchase up to 15,000 shares of Versant’s Common Stock on standard terms under Versant’s Equity Incentive Plan.

Executive Vice President, Field Operations Employment Arrangements.   In January of 2007, the Compensation Committee of Versant’s Board of Directors approved an employment agreement between Versant’s subsidiary, Versant GmbH and Thomas Huben, the Company’s Executive Vice President, Field Operations. The agreement is effective as of November 1, 2006, and provides that Mr. Huben’s base salary for fiscal 2007 will be paid at the rate of €108,000 (Euros) per annum. The agreement contemplates a target income for Mr. Huben of €250,000 (Euros) (inclusive of his base salary) in fiscal 2007 depending upon the result of the following compensation components. The agreement provides that Mr. Huben: (i) will be paid a cash commission on the Company’s sales revenue under a formula which would result in a total commission to Mr. Huben of approximately €72,000 (Euros) if the Company achieves certain target revenues, with a significantly increased commission rate for revenues above the target amount; (ii) would also be entitled to earn a variable bonus based on the Company’s income from operations in fiscal 2007, that would provide a bonus of € 45,000 (Euros) if the Company achieves certain target levels of income from operations in fiscal 2007; and (iii) will be entitled to earn a bonus for up to a maximum of €25,000 for achieving certain quarterly objectives. The employment agreement also provides that the Company and Mr. Huben are each required to provide the other nine (9) months advance notice of termination and that Mr. Huben will be entitled to use of an automobile for a monthly leasing fee of €700 (Euros).

REPORT OF THE COMPENSATION COMMITTEE

This Report of the Compensation Committee is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”) by any general statement incorporating by reference this Proxy Statement, and shall only be incorporated into other filings to the extent that the Company specifically incorporates this information by reference, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

Versant’s Compensation Committee makes policy and decisions regarding compensation, including stock option grants, for the Company’s executive officers, and oversees compensation policy for all other employees. During fiscal 2006, the members of the Compensation Committee were Dr. Herbert May, Uday Bellary and William Henry Delevati. All members of the Compensation Committee during fiscal 2006 were outside directors who were not employees of the Company and had not been employees of the Company for at least the previous two years.

General Compensation Policy

The Compensation Committee acts on behalf of the Board to establish the general compensation policy for Versant. The Compensation Committee reviews and establishes base salary levels and target bonuses for the Company’s Chief Executive Officer and other executive officers each year. The Compensation Committee also administers the Company’s 2005 Equity Incentive Plan and options remaining outstanding under the Company’s expired 1996 Equity Incentive Plan, the Company’s 2005 Employee Stock Purchase Plan, the Company’s 2005 Directors’ Stock Option Plan and options remaining outstanding under the Company’s expired 1996 Directors’ Stock Option Plan.

In March 2006, the Board of Directors established a Committee of the Board designated as the Employee Option Committee and delegated to the Employee Option Committee the concurrent authority, without further Board of Directors or Compensation Committee approval, to make awards of stock options under the 2005 Incentive Plan on standard plan terms to employees who are not executive officers of the Company and to consultants of the Company, provided the option grant does not exceed a maximum of 2,000 shares per award. The Employee Option Committee is to report option grants that it makes to the Board. The Employee Option Committee is currently comprised of directors William Henry Delevati, a member of the Compensation Committee, and director Jochen Witte, the Company’s Chief Executive Officer and President.

The Compensation Committee’s overall policy is to offer Versant’s Chief Executive Officer and other executive officers competitive compensation consistent with the Company’s size, revenue and cash reserves on terms designed to retain these executives and incent them to achieve key Company objectives. In determining the compensation of the Company’s executive officers other than the Chief Executive Officer, the Committee takes into consideration input of the Company’s Chief Executive Officer. Each executive officer’s compensation package is comprised of three elements:

(1)         Base salary, which reflects individual performance and is designed to be competitive with salary levels for comparable companies;

(2)         Incentive bonuses payable in cash, which may be based on the Compensation Committee’s assessment of an executive’s overall performance, on overall Company financial performance or the achievement of internal Company objectives; and

(3)         Long-term stock-based incentive awards, typically stock options, designed to align the interests of the Company’s executive officers and the Company’s shareholders.

The size of any option grant to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based on the individual’s position with Versant and the base salary associated with that position, the size of comparable grants made to individuals in similar positions in the Company’s industry, the individual’s performance in recent periods and the number of options held by the individual at the time of grant. The relative weight given to these factors varies with each individual at the discretion of the Compensation Committee.

Executive Officer Compensation

In fiscal 2006, the Compensation Committee approved, and the Company paid, bonuses earned during the year to Mr. Witte in the sum of $273,017, to Mr. Wong in the sum of $13,804 and to Mr. Huben in the sum of $196,594, in recognition of their achievements of the Company’s overall business performance. In fiscal 2006, the Committee also approved the grant of equity incentives to the Company’s executive officers, and granted each of Messrs. Witte and Huben additional stock options to purchase up to 20,000 shares each, and granted Mr. Wong a stock option to purchase up to 15,000 shares, in order to provide these executive officers with appropriate performance incentives and retention.

Chief Executive Officer Compensation

The Compensation Committee reviews annually the performance and compensation of the Company’s President and Chief Executive Officer, and uses the criteria and procedures described above in setting his cash and equity compensation. Mr. Witte has served as the Company’s President, Chief Executive Officer, and Chief Financial Officer from June 15, 2005 until June 27, 2006 and has continued to serve as the Company’s President and Chief Executive Officer from June 27, 2006 to present. (For more information regarding Mr. Witte’s fiscal 2006 compensation, please see the section above entitled “Employment Contracts, Termination of Employment and Change-in-Control Arrangements,” as well as the portion of this Report of the Compensation Committee entitled “Executive Officer Compensation.”)

The Compensation Committee reviews and establishes the base salary of the Company’s Chief Executive Officer based on its assessment of salary levels for Chief Executive Officers of comparable companies and competitive factors necessary to retain him. In the past the Compensation Committee has also considered industry salary surveys and/or consultant reports, as and when it deems appropriate. The Compensation Committee also assesses the Chief Executive Officer’s past performance and its expectations as to his future contribution in achieving the Company’s long-term goals and objectives.

The Committee established Mr. Witte’s fiscal 2006 compensation program with a primary objective of creating incentive for him to successfully implement the Company’s restructuring strategy which commenced in 2005 and continued during fiscal 2006 so as to enable the Company to achieve positive net income on a recurring quarterly basis. To this end, the Committee provided Mr. Witte a cash bonus program based on the Company’s quarter-to-quarter net income as described in more detail in the section above entitled “Employment Contracts, Termination of Employment and Change-in-Control Arrangements”. To provide additional longer-term incentive to Mr. Witte, in the beginning of fiscal 2006, following the Committee’s review of Mr. Witte’s performance in fiscal 2005, the Committee granted Mr. Witte an option to purchase up to 20,000 shares of Versant Common Stock on the Company’s standard vesting schedule.

Following the fiscal year ended October 31, 2006, the Committee established a new fiscal 2007 cash bonus program for Mr. Witte with objectives similar to those of his fiscal 2006 bonus plan. In addition, following the fiscal year and the Committee’s review of Mr. Witte’s performance in fiscal 2006, the Committee granted Mr. Witte another option to purchase up to 20,000 shares of Versant Common Stock, on the Company’s standard vesting schedule, in recognition of Mr. Witte’s efforts in fiscal 2006 and to provide him with ongoing incentives.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain executive officers, to the extent that the compensation exceeds $1 million per officer in any one year. Versant intends to comply with the requirements of Section 162(m) of the Internal Revenue Code for 2007. In any event, we do not expect cash compensation to any of our executive officers to exceed $1 million.

COMPENSATION COMMITTEE
Herbert May
Uday Bellary
William Henry Delevati

REPORT OF THE AUDIT COMMITTEE

This Report of the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any filing under the Securities Act or under the Exchange Act by any general statement incorporating by reference this Proxy Statement, and shall only be incorporated into other filings to the extent that the Company specifically incorporates this information by reference, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

The Audit Committee is composed of three independent directors and operates under a written charter approved by the Audit Committee and adopted by the Board. A copy of the charter was filed with the Company’s proxy statement for its 2006 annual meeting of shareholders. Uday Bellary, William Henry Delevati and Dr. Herbert May are the current members of the Audit Committee. The Audit Committee recommends to the Board, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including by engaging in discussions with management and the Company’s independent registered public accounting firm.

In this context, the Audit Committee has reviewed, and has met and held discussions with management and the independent registered public accounting firm regarding, the Company’s audited financial statements for fiscal 2006. As part of this discussion management has confirmed to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, including the representation of the Company’s management with regard to the audited consolidated financial statements, and the Audit Committee’s review of the disclosures referenced in the preceding paragraph, the Company’s audited consolidated financial statements and the report of the independent registered public accounting firm thereon, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Uday Bellary
William Henry Delevati
Dr. Herbert May

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires Versant’s directors and officers, and persons who own more than 10% of a registered class of Versant’s equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish Versant with copies of all Section 16(a) forms they file.

Based solely on the review of the copies of such forms furnished to Versant and written representations from the executive officers and directors of the Company, Versant believes that, with the exception of the following late filings, all Section 16(a) filing requirements were met during fiscal 2006:

•       The grant of an option to purchase 20,000 shares of Versant Common Stock to Jochen Witte on November 29, 2005, that was reported on Form 4 on December 5, 2005.

•       The exercise by Bernhard Woebker of options under the Company’s 2005 Directors’ Stock Option Plan to purchase 2,186 shares of Common Stock and the sale of such shares by Mr Woebker on October 6, 2006 that was reported on Form 4 on October 11, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2006 the Company was party to a consulting arrangement with Mr. Bernhard Woebker, who is a member of the Company’s Board of Directors. Under the arrangement the Company compensated Mr. Woebker with a monthly fee of $5,000 plus reimbursement for all travel expenses related to the consulting activities Mr. Woebker undertook on behalf of the Company. The consulting arrangement with Mr. Woebker was terminated on December 31, 2006.

Except for compensation arrangements described in the “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” section above and the arrangements described above in this “Certain Relationships and Related Transactions” section, since November 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer or holder of more than 5% of the Common Stock of the Company had or will have a direct or indirect material interest.

COMPANY STOCK PRICE PERFORMANCE

The following line graph compares the cumulative total return to shareholders on Versant Common Stock since October 31, 2001. The graph compares shareholder return on the Company’s Common Stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer and Data Processing Index.

The graph assumes that $100 was invested on October 31, 2001 in Versant’s Common Stock in the Nasdaq Composite Index and in the Nasdaq Computer and Data Processing Index and that all dividends were reinvested. Shareholder returns over the period indicated should not be considered indicative of future shareholder returns.

The information contained in this Company Stock Price Performance section shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Versant specifically incorporates it by reference into such filing.

	Cumulative Total Return
	10/01	10/02	10/03	10/04	10/05	10/06
Versant Corporation	100.00	17.67	60.00	26.00	10.50	40.90
Nasdaq Composite	100.00	79.67	114.88	119.49	129.85	147.66
Nasdaq Computer & Data Processing	100.00	83.45	101.49	110.52	122.32	139.18

SHAREHOLDER PROPOSALS

Shareholders are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the SEC and our bylaws. Proposals of shareholders intended to be presented at the Company’s 2008 Annual Meeting of Shareholders, or “2008 Meeting,” must be received by the Company at its principal executive offices by no later than November 2, 2007 (the “Deadline Date”) in order to be included in the Company’s proxy statement and form of proxy relating to that meeting. If a shareholder wishes to present a proposal directly at the 2008 Meeting that is not to be included in the Company’s proxy materials for that meeting then under SEC Rule 14a-4(c)(1) proxies solicited by the Company for the 2008 Meeting may be voted by the Company’s proxy holders in their discretion with respect to such proposal unless the Company receives written notice of the proposal by no later than the close of business on January 15, 2008 (the “Discretionary Deadline Date”). Even if such a shareholder proposal is timely received by the Discretionary Deadline Date, the Company retains discretion to vote proxies it receives on such proposal provided that (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent of the proposal does not issue a proxy statement. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to, any proposal that does not comply with these and other applicable requirements.

Although the Company has not yet determined the date on which its 2008 annual meeting will be held, it currently expects that the date of the 2008 meeting will be approximately the same date of this year’s Meeting. If that is not the case, then the Deadline Date and the Discretionary Deadline Date indicated in the preceding paragraph will be changed and may be a later date. Pursuant to SEC Rule 14a-5(f), the Company will provide shareholders with notice of any such change in the Deadline Date and the Discretionary Deadline Date for the 2008 annual meeting under a report that it subsequently files with the SEC on Form 10-Q or other permitted filing.

OTHER MATTERS

The Board does not presently intend to bring any other matters before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that Proxies, in the form enclosed, will be voted in respect of any such other matters in accordance with the judgment of the persons voting such Proxies.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

AVAILABILITY OF ANNUAL REPORT

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE FREE OF CHARGE, UPON REQUEST.

PROXY

VERSANT CORPORATION
6539 Dumbarton Circle
Fremont, California 94555 USA

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jochen Witte and Jerry Wong, and each of them, as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of the capital stock of Versant Corporation (the “Company”) held of record by the undersigned on February 23, 2007 at the Annual Meeting of Shareholders of the Company to be held on Monday, April 23, 2007 and at any adjournment thereof (the “Meeting”).

This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and at any adjournment or postponement thereof in the manner described herein.  If no contrary indication is made on the Proxy, the Proxy will be voted FOR the Board of Directors nominees, FOR Proposals No. 2 through No. 4 and in accordance with the judgment and in the discretion of the persons named as Proxyholders herein on any other business that may properly come before the Meeting or any adjournment thereof, to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed and dated on reverse side

Address Change/Comments

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE FOLLOWING PROPOSALS.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The Board of Directors unanimously recommends that you vote FOR the election of the five nominees and FOR Proposals Nos. 2 through 4.	☐	MARK HERE FOR ADDRESS CHANGE OR COMMENTS.

1.	Election of Directors.	FOR	WITHHOLD
	Nominees: Uday Bellary, William Henry Delevati, Herbert May, Jochen Witte and Bernhard Woebker	All Nominees	From All Nominees
		☐	☐

(Instructions: To withhold authority to vote for any
 nominee, write that nominee’s name in the space
provided below).

2.	Approval of Amendment of the 2005 Employee Stock Purchase Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Approval of Amendment of the 2005 Equity Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Ratification of selection of Grant Thornton LLP as independent registered public accountants	FOR ☐	AGAINST ☐	ABSTAIN ☐

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This Proxy must be signed exactly as your name appears hereon.  If more than one name appears, all persons so designated should sign.  Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation.  If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Printed
Name:

Signature:	Date:	, 2007

FOLD AND DETACH HERE